Exhibit 10.17

Execution Version

PERINI CORPORATION

SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is entered into as of November 5, 2003 by and among PERINI CORPORATION, a Massachusetts corporation (the “Borrower”), with its chief executive office at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701, FLEET NATIONAL BANK, as Administrative Agent (the “Administrative Agent”), and the Lenders under the Credit Agreement, as defined below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as defined below.

R E C I T A L S

WHEREAS, the Borrower, the Administrative Agent and the Lenders have previously entered into a Credit Agreement dated as of January 23, 2002, as amended by a First Amendment and Waiver dated as of February 14, 2003 (the “Credit Agreement”);

WHEREAS, the Borrower has requested, and the Lenders have agreed, to make certain modifications to the Credit Agreement on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by the Borrower, the Administrative Agent and the Lenders from a continuing relationship under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

A. Amendments to Credit Agreement.

1. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)	The following defined terms are hereby amended in their entirety to read as follows:

“Applicable Margin” means the following percentages per annum based upon the Total Exposure, (i) with respect to any interest rate calculated with respect to the Adjusted Libor Rate or the Prime Rate, and (ii) with respect to any fees payable on any Letter of Credit, the margin set forth below:

AGGREGATE AMOUNT OF OUTSTANDING REVOLVING LOANS AND LC EXPOSURE	PRIME RATE LOANS	LIBOR LOANS	LETTERS OF CREDIT
≤ $50,000,000.00%		2.25%	.00%
> $50,000,000.25%		2.50%	.25%

Any increase or decrease in the Applicable Margin resulting from a change in the Total Exposure shall become effective as of the first Business Day immediately following such change.

“Revolving Credit Commitment” means, (a) in the aggregate, (i) $70,000,000 for the period commencing November 5, 2003 and ending on the Reduction Date, and (ii) $50,000,000 thereafter; and (b) for each Lender, the percentage set forth below for such Lender multiplied by (i) $70,000,000 for the period commencing November 5, 2003 and ending on the Reduction Date, and (ii) $50,000,000 thereafter:

Fleet National Bank	66.67%
Banknorth, N.A.	33.33%

(b)	The following new defined terms are hereby added:

“Reduction Date” means January 31, 2004.

“Total Exposure” means, as of any date, the aggregate amount of outstanding Revolving Loans and LC Exposure on such date.

2. Section 2.l8(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

(c) The Borrower shall pay to the Agent a letter of credit fee at a rate per annum equal to the sum of (a) 1.5% plus (b) the Applicable Margin, multiplied by the aggregate amount available for drawings under each Letter of Credit issued from time to time, any such fee to be payable for the account of the Lenders ratably in proportion to their respective Commitment Percentages. Such fee shall be payable in arrears on the last day of each fiscal quarter of the Borrower for so long as such Letter of Credit is outstanding and on the date of termination thereof. The Borrower shall pay to the LC Bank additional fees and expenses in the amounts and at the times as agreed between the Borrower and the LC Bank.

B. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that: (a) the Borrower has the full power and authority to execute, deliver and perform its respective obligations under, the Credit Agreement, as amended by this Amendment, (b) the execution and delivery of this Amendment has been duly authorized by all necessary action of the Board of Directors of the Borrower; (c) the representations and warranties contained or referred to in Article IV of the Credit Agreement are true and accurate in all material respects as of the date of this Amendment; and (d) no Event of Default has occurred and is continuing or will result after giving effect to this Amendment and the transactions contemplated by this Amendment and the Credit Agreement.

C. Other.

1. This Amendment shall take effect upon receipt by the Administrative Agent of:

(i)	this Amendment duly executed and delivered by the Borrower;

(ii)	the (a) $46,669,000 Amended and Restated Revolving Credit Note payable by the Borrower to Fleet National Bank, and (b) the $23,331,000 Amended and Restated Revolving Credit Note payable by the Borrower to Banknorth, N.A., each duly executed and delivered by the Borrower;

(iii)	a Clerk’s Certificate executed by the Clerk of the Borrower with regard to resolutions, organizational matters and officer incumbencies;

(iv)	Legal Existence/Good Standing Certificate issued by the Massachusetts Secretary of the Commonwealth for the Borrower;

(v)	payment to the Administrative Agent, for the pro rata accounts of the Lenders, of an Amendment Fee in the amount of $50,000 to be debited to account number #0236422481 with Fleet National Bank; and

(vi)	Payment of all costs and expenses (including, without limitation, the reasonable costs and expenses of the Administrative Agent’s counsel) incurred by the Administrative Agent in connection with this Amendment.

2. This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflicts of law rules. All parts of the Credit Agreement, the Financing Documents and the Fee Letter not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Credit Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon the execution of this Amendment, all references to the Credit Agreement in that document, or in any related document, shall mean the Credit Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Credit Agreement, and, except as specifically provided in this Amendment, the Credit Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the Borrower, the Administrative Agent and the Lenders in accordance with Section 9.05 of the Credit Agreement, has caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date set forth in the preamble on page one of this Amendment.

BORROWER:

WITNESSED:	PERINI CORPORATION

/s/ TAMMI A. RICE	By:	/s/ SUSAN C. MELLACE

Tammi A. Rice Print Name		Susan C. Mellace Treasurer

ADMINISTRATIVE AGENT:

FLEET NATIONAL BANK, as Administrative Agent

By:	/s/ THOMAS F. BRENNAN

Thomas F. Brennan Senior Vice President

LENDERS:

FLEET NATIONAL BANK

By:	/s/ THOMAS F. BRENNAN

Thomas F. Brennan Senior Vice President

BANKNORTH, N.A.

By:	/s/ JON R. SUNDSTROM

Jon R. Sundstrom Senior Vice President

Signature Page to Perini Second Amendment